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                                                                   Exhibit 10.75

                                                                   Perry A. Sook
                                                                   President/CEO


TO:  Duane Lammers

FR:  Perry A. Sook

RE:  Addendum to your Employment Agreement

DA:  8/28/03

Reference is hereby made to your Executive Employment Agreement with Nexstar Broadcasting Group dated January 5, 1998 and as amended February 9, 2001, August 14, 2002 and May 20, 2003. This memorandum will serve as an additional addendum.

Paragraph 6(b).(i). Termination Payments: The period is hereby extended to one year.

Equity Compensation: At the time of the IPO you will be granted a total of 100,000 options, 50,000 of which will be immediately vested and the remainder will vest in equal installments on the five subsequent anniversaries of the Offering.

Please indicate your agreement with the acceptance of the terms and conditions of this addendum as of the date written by signing below.

Sincerely,                             Accepted and Agreed;

/s/ Perry A. Sook                      /s/ Duane Lammers
Perry A. Sook                          Duane Lammers
President/CEO                          Executive VP/COO


                        Nexstar Broadcasting Group, Inc.
             909 Lake Carolyn Parkway, Suite 1450, Irving, TX 75039,
                        (972) 373-8800 fax (972)373-8888